Exhibit 99.1

BIOLASE REPORTS 2017 FIRST QUARTER RESULTS

IRVINE, CA (May 3, 2017) - BIOLASE, Inc. (NASDAQ:BIOL), the global leader in dental lasers, today reported its financial results for its first quarter ended March 31, 2017.

2017 First Quarter highlights with comparisons to 2016 First Quarter include:

•	Worldwide revenue of $10.9 million, a decline of 1%, driven by a 13% decline in international sales, substantially offset by a 7% increase in U.S. revenue
o	25% increase in U.S. Waterlase revenue and a 43% increase in U.S. Waterlase placements as propelled by the launch of Waterlase Express™
o	Quarterly average selling price of flagship Waterlase® iPlus continued to increase
o	Worldwide services revenue increased 9%
•	Operating loss decreased by 6%
•	Gross margin of 36%, increased more than 325 basis points, due to improved pricing and geographic sales mix
•	Appointed financial executive Mark Nelson as Senior Vice President and Chief Financial Officer
•	Recruited veteran of medical device sales James Surek as Vice President of Sales for the Americas
•	Successfully completed $10.5 million private placement in April 2017

President and CEO Harold Flynn, Jr. said, “Our revenues for the first quarter were essentially flat year over year, but we continued to see signs of progress. In the U.S., Waterlase placements were up 43%, which helped drive a 25% increase in Waterlase revenue in our largest single market. While still in the initial stages of ramping our launch, clinician reaction to our new fifth generation Waterlase Express technology, especially its elegantly simple user interface, educational support animations and its ease of use overall, has been very positive and encouraging. Operationally, our gross margins improved year over year, and we cut our operating loss by 6%. We also strengthened our senior management team with two key hires during the quarter, and in early April completed a $10.5 million private placement that provides funds to push forward on our strategic path toward our vision of fundamentally changing dentistry with laser technology.

“Looking forward, we are still in the early stages of transformation as a company, operating in a global dental industry also undergoing significant change, structurally, operationally, and technologically.  While we may continue to experience uneven revenue growth quarter to quarter, I am confident we are developing the right solutions to address the challenges in this new emerging world of dentistry. Our technologies bring the frontier of treatment into the general practice as clinicians offer more comprehensive treatment plans, providing them minimally invasive treatments that will make them better dentists and produce better outcomes for patients. Even though we now have laser systems for every clinic and dentist around the world, our long-term challenge continues to be to educate and execute, to break the long-standing status quo and enable laser dentistry to become the new global standard of care that helps build sustainable and thriving practices. I believe in and am committed to a future with market penetration of all-tissue lasers over five times, and utilization well over 10 times where they are today. Although this is an ongoing process, we are encouraged by the progress we have made thus far.”

2017 First Quarter Financial Results

Net Revenue. Net revenue for the first quarter of 2017 was $10.9 million, as compared to net revenue of $11.0 million for the first quarter of 2016. The quarter-over-quarter decrease of 1% was driven by decreases in international Waterlase sales, worldwide Epic sales, worldwide imaging sales and domestic consumables and other revenue, substantially offset by increased domestic Waterlase sales and domestic services revenue. License fees and royalty revenue remained flat quarter-over-quarter.

Gross Profit. Gross profit typically fluctuates with product and regional mix, selling prices, product costs and revenue levels. Gross profit for the first quarter of 2017 was 36%, as compared to 33% in the first quarter of 2016, an increase of over 325 basis points. Improvements reflect an increase in net revenue and a larger concentration of domestic laser

BIOLASE Reports 2017 First Quarter Results

sales, specifically the Waterlase iPlus, which typically have higher product margins than our international sales due to higher pricing.

Operating Expenses. Total operating expenses in the first quarter of 2017 and 2016 were consistent at $8.0 million. Within operating expenses, sales and marketing expenses increased by $380,000, primarily due to higher convention related and advertising expenses, and general and administrative expenses increased by $149,000, primarily due to increased patent fees. These increases were more than offset by a $457,000 decrease in engineering and development expenses, primarily due to a decrease in operating supplies and payroll and consulting related expenses.

Net Loss. Net loss for the first quarter of 2017 was $4.1 million, or a $0.06 loss per share, compared to a net loss of $4.3 million, or a $0.07 loss per share, for the first quarter of 2016. The decrease in net loss was primarily attributed to a $445,000 reduction in cost of revenue resulting in a $309,000 increase in gross profit.

After adding back the first quarter’s net interest income of $9,000, removing the income tax provision of $40,000, removing the non-cash depreciation and amortization expenses of $290,000 and removing the non-cash stock-based compensation of $379,000, the non-GAAP net loss for the first quarter of 2017 totaled $3.4 million, or a loss of $0.05 per share, compared with a non-GAAP net loss of $3.2 million, or a loss of $0.06 per share, during the first quarter of 2016.

Liquidity and Capital Resources

As of March 31, 2017, BIOLASE had approximately $12.2 million in working capital.  Cash and restricted cash equivalents at the end of the first quarter of 2017 were $3.8 million, as compared to $9.2 million on December 31, 2016.  Net accounts receivable totaled $9.2 million at March 31, 2017, as compared to $9.8 million at December 31, 2016.

Senior Vice President and CFO Mark Nelson said, “We are pleased to have executed our private placement earlier in the month of April, and appreciate the additional runway this financing will provide for the successful expansion of our new Waterlase Express offering.”  Mr. Nelson continued, “We are also encouraged that the early traction we saw in first quarter gross and operating margins will continue to benefit from anticipated growth in sales of our new Express product, ongoing improvements in pricing, and the continued expansion of our service and consumables revenue streams.”

Conference Call
As previously announced, BIOLASE will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the first quarter of 2017, and to answer questions. To listen to the conference call live via telephone, dial 1-877-407-4019 from the U.S. or, for international callers, dial 1-201-689-8337, approximately 10 minutes before the start time. To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE, Inc.

BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including cone beam digital x-rays and CAD/CAM intra-oral scanners. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 210 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times.  BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients.  BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment.  BIOLASE has sold approximately 34,200 laser systems to date in over 90 countries around the world.  Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

For updates and information on Waterlase® iPlus™ and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at

BIOLASE Reports 2017 First Quarter Results

www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and Waterlase® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding expected effects of the April 2017 financing and anticipated growth. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release.  Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business.  These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual and quarterly reports filed with the Securities and Exchange Commission.  Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

Mark J. Nelson

Senior Vice President and Chief Financial Officer

mnelson@biolase.com

888-424-6527

DresnerAllenCaron

Mike Mason (Investors)

mmason@dresnerallencaron.com

212-691-8087

Rene Caron (Investors)

rcaron@dresnerallencaron.com

Len Hall (Media)

lhall@dresnerallencaron.com

949-474-4300

BIOLASE Reports 2017 First Quarter Results

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	(unaudited)
	2017	2016
Products and services revenue	$10,842	$10,979
License fees and royalty revenue	32	31
Net revenue	10,874	11,010
Cost of revenue	6,921	7,366
Gross profit	3,953	3,644
Operating expenses:
Sales and marketing	4,184	3,804
General and administrative	2,416	2,267
Engineering and development	1,429	1,886
Total operating expenses	8,029	7,957
Loss from operations	(4,076)	(4,313)
(Loss) gain on foreign currency transactions	(1)	71
Interest income, net	9	17
Non-operating income, net	8	88
Loss before income tax provision	(4,068)	(4,225)
Income tax provision	40	40
Net loss	$(4,108)	$(4,265)

Net loss per share:
Basic	$(0.06)	$(0.07)
Diluted	$(0.06)	$(0.07)
Shares used in the calculation of net loss per share:
Basic	67,583	58,228
Diluted	67,583	58,228

BIOLASE Reports 2017 First Quarter Results

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except per share data)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,576	$8,924
Restricted cash equivalent	251	251
Accounts receivable, less allowance of $1,219 in 2017 and $1,209 in 2016	9,220	9,784
Inventory, net	14,693	13,523
Prepaid expenses and other current assets	1,576	1,505
Total current assets	29,316	33,987
Property, plant and equipment, net	4,465	4,478
Goodwill	2,926	2,926
Other assets	333	550
Total assets	$37,040	$41,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,183	$9,125
Accrued liabilities	5,163	5,778
Customer deposits	94	101
Deferred revenue, current portion	2,666	3,010
Total current liabilities	17,106	18,014
Deferred income taxes, net	813	798
Deferred revenue, long-term	20	23
Warranty accrual, long-term	487	773
Other liabilities, long-term	248	268
Total liabilities	18,674	19,876
Stockholders’ equity:
Preferred stock, par value $0.001	—	—
Common stock, par value $0.001	68	68
Additional paid-in capital	201,577	201,198
Accumulated other comprehensive loss	(846)	(876)
Accumulated deficit	(182,433)	(178,325)
Total stockholders’ equity	18,366	22,065
Total liabilities and stockholders’ equity	$37,040	$41,941

BIOLASE Reports 2017 First Quarter Results

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(4,108)	$(4,265)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	290	212
Provision (recovery) for bad debts, net	10	(15)
Provision for inventory excess and obsolescence	225	—
Stock-based compensation	379	834
Deferred income taxes	15	15
Earned interest income, net	(9)	(16)
Changes in operating assets and liabilities:
Accounts receivable	564	(1,126)
Inventory	(1,395)	(1)
Prepaid expenses and other current assets	146	(31)
Customer deposits	(7)	46
Accounts payable and accrued liabilities	(885)	(155)
Deferred revenue	(347)	(270)
Net cash and cash equivalents used in operating activities	(5,122)	(4,772)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(208)	(343)
Net cash and cash equivalents used in investing activities	(208)	(343)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	(43)	(43)
Net cash and cash equivalents used in financing activities	(43)	(43)
Effect of exchange rate changes	25	86
Decrease in cash and cash equivalents	(5,348)	(5,072)
Cash and cash equivalents, beginning of period	8,924	11,699
Cash and cash equivalents, end of period	$3,576	$6,627
Supplemental cash flow disclosure - Cash Paid:
Interest paid	$1	$1
Income taxes paid	$7	$33
Supplemental cash flow disclosure - Non-cash:
Accrued capital expenditures and tenant improvement allowance	$174	$70

BIOLASE Reports 2017 First Quarter Results

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain historical non-GAAP financial information.  Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, and stock-based compensation.  Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
GAAP net loss	$(4,108)	$(4,265)
Adjustments:
Interest income, net	(9)	(17)
Income tax provision	40	40
Depreciation and amortization expense	290	212
Stock-based compensation	379	834
Non-GAAP net loss	$(3,408)	$(3,196)

GAAP net loss per share, basic and diluted	$(0.06)	$(0.07)
Adjustments:
Interest income, net	—	—
Income tax provision	—	—
Depreciation and amortization expense	—	—
Stock-based compensation	0.01	0.01
Non-GAAP net loss per share, basic and diluted	$(0.05)	$(0.06)